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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-3) and related Prospectus of Friede Goldman Halter, Inc. dated June 14, 2000 and to the incorporation by reference therein of our report dated March 28, 2000, with respect to the consolidated financial statements of Friede Goldman Halter, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                              Ernst & Young LLP

New Orleans, Louisiana
June 12, 2000